ADDENDUM TO MANAGEMENT AGREEMENT


         This Addendum, dated as of September 15, 1997, supplements the Management Agreement (the "Agreement") dated as of August 1, 1994, by and between American Century Variable Portfolios, Inc., f/k/a TCI Portfolios, Inc. ("ACVP") and American Century Investment Management, Inc., f/k/a Investors Research Corporation ("ACIM").

         IN  CONSIDERATION   of  the  mutual  promises  and  conditions   herein
contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such managmeent shall recieve the Applicable Fee set forth below:

                  Name of Series                              Applicable Fee
                  --------------                              --------------

                  VP Income & Growth                               0.70%

         2. ACIM shall  manage the New Series in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


Attest:                                              AMERICAN CENTURY
                                                     VARIABLE PORTFOLIOS, INC.


/s/ Patrick A. Looby                                 /s/ William M. Lyons
Patrick A. Looby                                     William M. Lyons
Secretary                                            Executive Vice President


Attest:                                              AMERICAN CENTURY INVESTMENT
                                                     MANAGEMENT, INC.

/s/ Patrick A. Looby                                 /s/ William M. Lyons
Patrick A. Looby                                     Willliam M. Lyons
Assistant Secretary                                  Executive Vice President